* Confidential treatment has been granted or requested with respect to portions of this exhibit, and such confidential portions have been deleted and separately filed with the Securities and Exchange Commission pursuant to Rule 24b-2 or Rule 406.

                   TECHNOLOGY LICENSE AND SERVICES AGREEMENT

THIS TECHNOLOGY LICENSE AGREEMENT (the "Agreement"), is dated this 14 day of December, 2000, and made by and between RAMTRON International CORPORATION ("Ramtron"), a Delaware, USA, corporation having its principal office at 1850 Ramtron Drive Colorado Springs, Colorado 80921, United States of America, and Infineon Technologies AG, a German Corporation with a principal place of business at P.O. Box 800949 Munich, Germany ("Infineon"). Collectively, Ramtron and Infineon may be referred to in this Agreement as the "Parties", or individually as "Party".

                               R E C I T A L S

Whereas, Ramtron is the owner of and/or controls certain Ramtron FRAM Technology (defined below) including certain patents and patent applications related to proprietary design, development and manufacture of ferroelectric semiconductor technology.

Whereas, Infineon wishes to obtain from Ramtron, and Ramtron is willing to grant Infineon, a license to said Ramtron FRAM Technology for use in the manufacture and sale of FRAM Products.

Whereas, Infineon is the owner of and/or controls certain Infineon Background Technology including certain patents and patent applications related to proprietary design, development and manufacture of ferroelectric semiconductor technology.

Whereas, Ramtron wishes to obtain from Infineon, and Infineon is willing to grant Ramtron, a license to said Infineon Background Technology and subsequent Infineon Improvements for use in the manufacture and sale of FRAM Products.

NOW, THEREFORE, in consideration of the recitals and the mutual covenants contained herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Ramtron and Infineon hereby agree as follows:

1)  ARTICLE I - Definitions

    a) "dollars" or "$" means United States currency unless otherwise specified.

    b) "Effective Date" means the date of this Agreement first set forth above.

    c) "FRAM Products" shall collectively mean: Standard FRAM Products; Embedded FRAM Products; and, RF/ID FRAM Products as defined separately below:

                                    Page-1

        i) Standard FRAM Products: means any semiconductor memory device which utilizes Ramtron FRAM Technology;

       ii) Embedded FRAM Products: means any semiconductor memory device that monolithically combines Ramtron FRAM Technology with other
            electronic functionality wherein              **
                                 **                                     .
            The area ratio shall be calculated by the area of FRAM array and associated memory control circuits, divided by the result of total die area minus pad area.

      iii) RF/ID FRAM Products: means any semiconductor device that monolithically combines Ramtron FRAM Technology with the necessary circuitry for that device to communicate by contactless means with a remote sensor.

    d) "FRAM Technology" means any technology including intellectual property rights, pertaining to the design, manufacture or production of non-volatile, random access semiconductor memory devices that utilize binary polarization states on the hysteresis curve of ferroelectric material.

    e) "Infineon Background Technology" means FRAM Technology owned by Infineon relating to the fabrication of memories which FRAM Technology existed prior to the Effective Date of this Agreement.

    f) "Infineon's Improvements" means improvements, enhancements and developments to the Ramtron FRAM Technology and/or Infineon Background Technology which are made solely by Infineon or its Subsidiary,
                                **                                 .

    g)  "Net Sales" means the total of all gross amounts
                                 **
                       invoice or charge purchasers or otherwise receive,
        for or with regard to the sale, or other transfer for value of FRAM Products in packaged device or wafer form that are manufactured and
        sold, disposed of, or otherwise transferred by      **     , less
        costs of insurance incident to transportation and shipping charges, excise taxes and customs duties allowances for actual returns and
        uncollectable accounts.  Should      **            sell such FRAM
        Products in combination with other components or equipment, then the calculation of Net Sales shall be based on the price normally charged
        by       **       for such FRAM Products when separately invoiced or
        priced, or if no such separately invoiced or priced sales of such FRAM Products have been made, then the calculation of Net Sales shall be
        based on the price which      **        would charge for such FRAM
        Products in an arm's length commercial sale transaction for cash.

                                    Page-2

    h) "Ramtron FRAM Technology" shall include Ramtron IPR and Ramtron Improvements.

    i) "Ramtron's Improvements" means all improvements, enhancements and developments to the Ramtron FRAM Technology, including Ramtron IPR, and Ramtron Improvements and/or to the Infineon Background Technology made solely or jointly by Ramtron, or its Subsidiaries, or jointly by Ramtron with third parties, or jointly by Ramtron Subsidiaries with third parties during the term of this Agreement and to which Ramtron has the right to license and disclose unless precluded from issuing such license or making such disclosure due to agreements with third parties.

    j) "Ramtron Intellectual Property Rights" or "Ramtron IPR" shall mean certain confidential and proprietary technology related to FRAM Technology developed and/or owned by Ramtron, the patents and patent applications to which Ramtron has the right to grant a license to Infineon, any maskwork rights, copyrights, trade secrets, know-how and other intellectual property rights in all countries of the world Ramtron FRAM Technology made or conceived prior to the date of expiration or termination of this Agreement or which are acquired by Ramtron or are controlled by Ramtron or Ramtron has the right to grant licenses to Infineon hereunder as of the Effective Date or during the term of this Agreement and which consist of or relate to FRAM Technology.

    k)  "Royalty Period" shall mean a period beginning, with respect to each
        Party            **                            , on the date of
        first commercial sale of a FRAM Product that incorporates the specified Ramtron FRAM Technology, or Infineon Background, or Infineon
        Improvements (as the case may be) by such Party        **
           **        , and which period shall continue for      **    .

    l) "Royalty Quarter" means a period of three (3) months ending on the last day of March, June, September and December of each year this Agreement is in effect.

    m) "Subsidiary(ies)" means any corporation, company or other entity in which Infineon or Ramtron, now or hereafter, owns or controls, directly or indirectly, fifty percent (50%) or more of the voting stock entitled to vote for election of directors, but only so long as such ownership or control exists.

    n) "Technology License" shall collectively mean the Ramtron grant to Infineon set forth in Section 2(a)(i)(1), and the Infineon grants to Ramtron set forth in 2(a)(ii)(1)(a) and 2(a)(ii)(2)(a).

                                    Page-3

2)  ARTICLE II - Technology License

    a)  Grants / Royalties:

        i)  Ramtron Grant to Infineon

            (1)  Grant - FRAM Technology and FRAM (registered trademark)
                 Trademark:  Ramtron hereby grants to Infineon and its
                 Subsidiaries,        **               , a worldwide, non-
                 exclusive,               **                      ,
                 non-transferable, perpetual, non-sublicensable
                 (other than as set forth in this Agreement), right and license or sublicense to use Ramtron's FRAM Technology to design, have designed, develop, have developed, manufacture, have manufactured, use, sell, lease and/or otherwise dispose of FRAM Products. This part of the Technology License may not be used by Infineon for any purpose other than those specifically stated in this Section 2(a)(i)(1). Ramtron hereby further grants to Infineon the right to utilize Ramtron's FRAM (registered trademark) trademark in connection with FRAM Products. Ramtron makes no representation, warranty or covenant of any type whatsoever regarding such trademark.

            (2)  Infineon's   **   Sublicense   **  :  Infineon shall have the
                 right to sublicense Ramtron FRAM Technology    **      as
                 follows:

                 (a)        **           or

                 (b)  Should Infineon exercise its right to sublicense FRAM
                      Technology      **       in combination with Infineon
                      Background Technology and/or Infineon Improvements, then
                      in such event Ramtron shall receive       **
                      of any license fee paid to Infineon from such
                      sublicensee             **
                                **                        which shall be
                      paid to Ramtron when the license fee is received by Infineon. In no event shall Infineon sublicense only
                      Ramtron FRAM Technology    **        , it being the
                      intention hereof that any such sublicense by Infineon
                          **        shall include a grant of Ramtron FRAM
                      Technology and Infineon Background Technology and/or Infineon Improvements.

                                    Page-4

            (3)  Infineon      **      :  With respect to any sublicense
                 agreement entered into between Infineon and a sublicensee after the Effective Date, Infineon shall, inter alia, make reasonable efforts to provide for a royalty-free sublicense in favor of Ramtron for all improvements made solely by
                      **          and/or made jointly by Infineon and
                          **  in order for Ramtron to design, develop, have
                 developed, manufacture, use, sell, lease and/or otherwise dispose of FRAM Products that incorporate any such improvement. If Infineon is unable to secure such sublicense on all of the terms set forth herein in favor of Ramtron, Infineon shall also use reasonable efforts with any authorized sublicensee to have such sublicensee execute a covenant not to sue Ramtron for Ramtron's own use of such improvement. Notwithstanding any other provision of this subparagraph, any such sublicensee shall comply with the confidentiality/non-disclosure provisions consistent with this Agreement.

            (4)  Infineon's     **       Royalties to Ramtron.  In further
                 consideration of                 **             granted
                 herein by Ramtron, Infineon shall pay Ramtron the royalties set forth immediately below based on any Net Sales of FRAM Products to third parties for the duration of the Royalty
                 Period                 **                            the
                 Ramtron FRAM Technology.

                 (i)  Standard FRAM Products:

                      1.        **         of Net Sales for the first
                             **   years of the Royalty Period.

                      2.        ** of Net Sales for the years   **
                            **            of the Royalty Period.

                      3.        **        of Net Sales for the years
                                    **               of the Royalty
                          Period.

                (ii)  Embedded FRAM Products:  The royalty rate will
                      be determined by          **                   .

               (iii)  RF/ID FRAM Products:  The royalty rate for RF/ID FRAM
                      Products is   **      of the Net Sales by
                          **       for the duration of the Royalty Period.

                                    Page-5

       ii)  Infineon Grants to Ramtron

            (1)  Infineon Background Technology:

                 (a)  Grant: Infineon hereby grants to Ramtron, a    **
                               **                            , non-
                      exclusive, nontransferable, non-sublicenseable (except as set forth below), worldwide and perpetual license or sublicense, as the case may be, to use Infineon Background Technology to design, develop, manufacture, use, or sell FRAM Products incorporating Infineon Background Technology. This part of the Technology License may not be used by Ramtron for any purpose other than as stated in this Section 2(a)(ii)(1)(a).

                 (b)  Ramtron's    **   Sublicense   **   .  Ramtron may
                      sublicense Infineon's Background Technology to     **
                      sublicensees without payment by Ramtron of any additional license fees to Infineon.

                 (c)  Ramtron     **       Royalties to Infineon.  Should
                                 **        sell FRAM Products incorporating
                      Infineon's Background Technology, then Ramtron shall pay Infineon the applicable royalty (set forth below) during its Royalty Period:

                      (i)  Standard FRAM Products and RF/ID FRAM Products:
                           For the first    **    years of the Royalty Period,
                           a    **     royalty         **              years
                           of the Royalty Period.

                     (ii)  Embedded FRAM Products:  A rate to be determined by
                                                **                      .

            (2)  Infineon's Improvements.

                 (a)  Grant:  Infineon hereby grants to Ramtron     **
                                   **                     , non-exclusive,
                      nontransferable, non-sublicensable (except as set forth below), worldwide and perpetual license or sublicense,

                                    Page-6
                      as the case may be, to use Infineon's Improvements to design, develop, manufacture, use, or sell FRAM Products that incorporate Infineon's Improvements. This part of the Technology License may not be used by Ramtron for any purpose other than as stated in this Section 2(a)(ii)(2)(a).

                 (b)  Ramtron's Sublicense   **   :  Infineon hereby grants
                      Ramtron        **        to sublicense Infineon's
                      Improvements       **        .

                 (c)  Ramtron's    **      Royalties to Infineon:  Ramtron
                      shall pay royalties to Infineon based on    **
                                         **                       for the
                      duration of the Royalty Period. The royalty amounts shall be negotiated in good faith between Ramtron and
                      Infineon           **       , but in no event will the
                      royalty rate payable by Ramtron be greater than the
                      Infineon    **     royalties as set forth in paragraph
                      2(a)(i)(4) of this Agreement.

                 (d) Ramtron Sublicensees: With respect to any sublicense agreement entered into between Ramtron and a sublicensee after the Effective Date, Ramtron shall, inter alia, make reasonable efforts to provide for a royalty-free sublicense in favor of Infineon for all improvements made solely by the sublicensee and/or made jointly by Ramtron and the sublicensee in order for Infineon to design, develop, have developed, manufacture, use, sell, lease and/or otherwise dispose of FRAM Products that incorporate the improvement. If Ramtron is unable to secure such sublicense on all of the terms set forth herein in favor of Infineon, Ramtron shall also use reasonable efforts with any authorized sublicensee to have such sublicensee execute a covenant not to sue Infineon for Infineon's own use of such improvement. Notwithstanding any other provision of this subparagraph, any such sublicensee shall comply with the confidentiality/non-disclosure provisions consistent with this Agreement.

    b) Certification of Royalties. Each party with an obligation to collect and pay a royalty pursuant to this Agreement (the "Reporting Party")
        shall, within   **     after collecting royalties        **        ,

                                    Page-7
        furnish to the other party a statement, certified by a financial officer of the Reporting Party, concerning the Net Sales by or on
        behalf of the Reporting Party         **     for respective FRAM
        Products sold, disposed of, or otherwise transferred by the Reporting
        Party            **       .  The statement shall be in sufficient
        detail to permit the computation of the royalties due for such sales, and shall accompany such statement by payment, in immediately available dollar funds, of the royalties due according to that statement.

3) ARTICLE III - Compensation. Infineon acknowledges that Ramtron has certain most favored nation ("MFN") provisions in certain Ramtron license agreements with third parties relating to the sufficiency of consideration paid for Ramtron FRAM Technology. The Parties further acknowledge that Infineon and Enhanced Memory Systems, Inc. ("EMS", a subsidiary of Ramtron in which Infineon owns a minority interest) have certain agreements in effect that include Infineon supplying product wafers to EMS at a favorable price.

4)  ARTICLE IV - FRAM Contract Manufacturing and Contract Design Services:

    a) Contract Manufacturing: During the term of this Agreement, and when Infineon (or any of its Subsidiaries) develops its own FRAM manufacturing capacity, Ramtron shall have the right, but not the obligation, to purchase FRAM Products from Infineon. In such event, Infineon shall manufacture FRAM Product wafers for Ramtron in an
        amount equal to                  **
           **   wafer manufacturing capacity (which shall include the capacity
        of Infineon Subsidiaries) or        **          wafers per month,
        whichever is less. Ramtron's right to purchase such amounts of FRAM Products from Infineon shall be subject to: 1) completion of the technology qualification for the applicable Infineon process by Infineon in the case of Ramtron FRAM Products; 2) prior product qualification by Infineon in the case of Infineon Standard FRAM Products; 3) receipt by Infineon of a revolving monthly forecast of Ramtron's requirements from Infineon at least twelve (12) months prior to the beginning of the respective quarter when delivery is intended; and, 4) receipt by Infineon from Ramtron of binding purchase orders for such FRAM Products at least four (4) months prior to the intended delivery date in the case of finished wafers, or five (5) months prior to the intended delivery date in the case of package and tested devices.

        Should Infineon not have at least           **                in a
        manufacturer authorized to use FRAM Technology as referenced herein, then Infineon shall endeavor with such manufacturer to secure a call on capacity in favor of Ramtron consistent with the terms set forth herein. Notwithstanding anything in this Agreement to the contrary,
        the right to contract manufacturing shall exist for a term of   **
        years from first commercial shipment of FRAM Products to Ramtron.

                                    Page-8

    b) Price to Ramtron: Ramtron will have the right to purchase (i) FRAM Products designed and developed by Ramtron and manufactured by Infineon, and (ii) Standard FRAM Products developed by Infineon or
        jointly by Infineon and a third party, on a price equal to    **
                         **          .  Ramtron may resell the latter of such
        products as Ramtron branded products. All FRAM Products sold by Infineon (manufactured by a third party, Infineon, or jointly with a third party as the case may be) to Ramtron shall consist of finished wafers and/or packaged, tested devices, as mutually agreed by the Parties.

    c) Product Design Services: Ramtron agrees to provide product design support to Infineon by way of additional design resources, capped at
                 **       of Ramtron's design capability and subject to
        mutual agreement if the resources required exceed the    **
        limit. Infineon agrees to establish and communicate to Ramtron initial support resource requirements and provide Ramtron a
           **    lead-time to establish or allocate the necessary resources.
        Similarly, Infineon agrees to provide Ramtron with a     **
             **     support requirement forecast and agrees to commit to the
                 **         of said forecast.  Infineon agrees to reimburse
        Ramtron for all resource expenses at the rate for   **
             **       .  At its sole option, Ramtron may opt to exercise
        market rights for product(s) under development.  Should Ramtron
        exercise such option, Ramtron agrees to pay              **      .
        Within       **       of Infineon's request for design services,
        Ramtron shall evaluate the request and no later than    **
        following receipt of such request, Ramtron shall notify Infineon whether Ramtron shall exercise its marketing rights. Upon Ramtron's decision regarding exercise of marketing rights, Infineon shall have the option to withdraw the request for design services and will inform
        Ramtron of such decision within     **     of Ramtron's decision.
        Infineon shall indicate at the time of request if market rights for Ramtron are not available. In the event Infineon's project is proprietary and Ramtron can not exercise market rights, Ramtron and Infineon shall mutually agree on Ramtron's acceptance of the design project. Ramtron's purchase rights for jointly designed products apply as defined in subparagraph 4 (a) above.

5) ARTICLE V - Non-Transferability of Technology License. Except as provided in this Agreement, Article XII(b), the Technology License and the certain sublicense rights described in this Agreement may not be assigned, sublicensed, subdivided or transferred in any way whatsoever by any party to this Agreement without the other party's prior written consent, such consent to be within the sole discretion of the party whose consent is requested.

                                    Page-9

6)  ARTICLE VI - Disclaimers of Warranty and Limitations of Liability

    a) Reliance on Disclaimers and Limitations. The license fees and royalties for the Technology License, and the substance of the other rights and duties of Infineon and Ramtron in this Agreement, have been negotiated in reliance on, and are based upon the applicability and enforceability of, the disclaimers, warranties and limitations of liability contained in this Article VI.

    b) DISCLAIMER OF WARRANTY. EXCEPT AS SPECIFICALLY PROVIDED IN THIS ARTICLE, NEITHER PARTY MAKES ANY WARRANTIES TO THE OTHER PARTY OR TO ANY THIRD PARTY BY VIRTUE OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREUNDER, AND EACH OF THE PARTIES EXPRESSLY DISCLAIMS ALL WARRANTIES, WHETHER EXPRESS, IMPLIED OR ARISING BY USAGE OF TRADE, INCLUDING ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, AND THE OTHER PARTY UNCONDITIONALLY ACCEPTS SUCH DISCLAIMER. NEITHER PARTY SHALL MAKE OR PASS ON TO ITS CUSTOMERS OR SUBLICENSEES ANY WARRANTY OR REPRESENTATION ON BEHALF OF THE OTHER PARTY.

    c) Limitation of Liability for Termination. Notwithstanding anything contained in this Agreement or under applicable law to the contrary, in no event shall either party , ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, AND/OR ATTORNEYS be liable for any indirect, special, incidental or consequential damages, including without limitation, loss of business, income or profits, resulting from its termination of this Agreement for cause, whether or not it has been advised of the possibility of such damages arising in any way out of the termination of this Agreement. Without limiting the generality of the foregoing, either party assumes all risks arising out of or relating to its inability to meet any commitments made to and/or perform any agreements entered into with any of its customers (wholesale or retail) or sublicensees in the event of any termination by the other party of this Agreement for cause. Provided, however, that nothing contained in this Section is intended to disclaim or waive any rights that either Party may have against the other with respect to actual and direct damages suffered by the Party as a result of a material breach of this Agreement or the wrongful termination of this Agreement by the other Party and provided further that nothing contained in this Section shall prejudice or restrict a Party's right and entitlement to also terminate this Agreement in the event of any breach of this Agreement by the other Party.

    d) The disclaimers and limitations of liability set forth immediately above shall not apply in cases of gross negligence or intentional violation of this Agreement.

                                    Page-10

    e) Ramtron warrants and represents that it is the beneficial owner of the Ramtron FRAM Technology with the right to grant the licenses under Art. 2 (a) (i). Ramtron has no reason to believe that any of its patents granted as of the date of this Agreement are invalid or its Ramtron FRAM Technology is infringing upon any intellectual property of any third party. Notwithstanding the foregoing and as a limitation of the representation and warranty set forth herein, Ramtron hereby notifies Infineon of patent interference claims pending before either the United States Patent and Trademark Office and/or the U.S. District Court for the District of Columbia (Patent Interference Counts:
        102,723; 102,724; 102,725; 102,726; and, 102,727). The parties agree that, if any of the patents or patent applications comprising the Ramtron FRAM Technology should be held to be invalid or void, or be substantially reduced in their scope, the royalties payable hereunder shall be adapted to reduce the value of the license granted hereunder. The Parties shall discuss the adaptation (if any) of the royalties in good faith.

7)  ARTICLE VII - Protection of Technology.

    a) Patents, Copyrights, and Intellectual Property . Either Party shall at their own cost, obtain such patent, copyright or similar registration or intellectual property protection of the Ramtron Improvements or Infineon Improvements (as the case may be) throughout the world as is reasonable having regard to: the relative cost thereof; the benefit of the protection obtained; and all other relevant circumstances and in any case not less protective than its respective past practice. At the end of each quarter and upon request by a Party, the other Party shall provide a list of all patents issuing in favor of a Party, or its Sublicensees, pertaining to the Ramtron FRAM Technology or Infineon Improvements (as the case may be) used in the design, development or manufacture of FRAM Products.

    b) Infringement by Ramtron IPR, Infineon Background Technology and/or Infineon Improvements. The Parties acknowledge that Ramtron owns certain patents concerning Ramtron FRAM Technology, and that Infineon owns certain patents and/or intellectual property rights concerning Infineon Background Technology and Infineon's Improvements. Collectively, for purposes of this subparagraph, Ramtron FRAM Technology, Infineon Background Technology and Infineon's Improvements shall be referred to herein as the "Licensed Patents". In the event that one or more of the Licensed Patents is, or in the reasonable judgment of Ramtron or Infineon as the respective owners/licensors thereof ("Licensor"), is likely to become the subject of any legal action based in whole or in part on a claim that any such respective Licensed Patents infringe the proprietary rights of any third person, then the respective Licensor shall forthwith notify the licensee in writing and in detail in order to enable the Licensee to evaluate the risks connected with that claim. The Licensor shall defend any such claim and shall have control of the defense of such claim, action,

                                    Page-11
        lawsuit or proceeding, and shall pay the costs thereof (except any cost of the Licensee's associated attorneys, if any); and the Licensee of such Licensed Patents shall assist the Licensor, at the Licensor's cost and expense, in the defense of any such claim, action, lawsuit, or proceeding. Any Licensee of Licensed Patents herein shall have the right to be represented by an attorney at its own expense in any such controversy.

    c) Assistance. Either Party shall use reasonable efforts to provide the other Party with (i) reasonable assistance in connection with the defense and settlement of a claim or action, including all the necessary information related to the infringing technology, and (ii) reasonable consultation for the achievement of a viable alternative solution to avoid such infringement issue. Subject to Section VI (e), THIS SECTION STATES EACH PARTY'S TOTAL LIABILITY AND RESPONSIBILITY, AND ITS SOLE REMEDY FOR ANY ACTUAL OR ALLEGED INFRINGEMENT OF ANY PATENT, TRADEMARK, COPYRIGHT, OR OTHER INTELLECTUAL PROPERTY RIGHT LICENSED HEREUNDER, OR ANY PART THEREOF. Subject to Section VI (e), THIS SECTION IS IN LIEU OF AND REPLACES ANY OTHER EXPRESSED, IMPLIED OR STATUTORY WARRANTY AGAINST INFRINGEMENT. Subject to Section V(e), IN NO EVENT SHALL A PARTY'S DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, AND/OR ATTORNEYS BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES RESULTING FROM ANY SUCH INFRINGEMENT.

    d) Infringement by Third Party. Upon becoming aware of any material infringement by a third party of any of patents and trademark rights covered by this Agreement (including without limitation those rights pertaining to the patents referenced herein and/or any trademark), each Party shall promptly notify the other Party of such infringement.

8)  ARTICLE VIII - Confidentiality.

    a) Confidentiality. The Parties agree with each other to keep confidential and not without the prior written consent of the other party to disclose to any person or entity any information concerning, but not necessarily limited to: i) the nature of this Agreement; ii) Ramtron FRAM Technology; iii) Infineon Background Technology; and/or,
        iv) Infineon's Improvements (collectively, the "Information"), except as provided in this Agreement. Each party further agrees to bind in a manner so as to be legally enforceable its employees, agents, consultants, advisors and representatives to such confidentiality including without limitation as to such disclosures as may be necessary for the Parties performance of their obligations and enjoyment of their rights under this Agreement, and otherwise as the relevant other party may consent to in writing. Notwithstanding
        anything herein to the contrary,                **               .

                                    Page-12

    b) Marking of Documents and Materials. Each party shall use its reasonable endeavors to cause all written materials and other physical documents and materials of all types relating to or containing Information of or about the FRAM Products or FRAM Technology to be plainly marked to indicate the secret, proprietary and confidential nature thereof and to prevent the unauthorized use or reproduction thereof, directly or indirectly.

    c) Indemnification. Without limitations of any other right, remedy or benefit accruing to either party under this Agreement or by law, each party shall indemnify the other party fully for all damages caused by any unauthorized disclosure or use of any Information and intended to be kept secret, confidential and proprietary in accordance with this Article by such party or its representatives, employees, agents, consultants, sublicensees, etc.

    d) Public Domain. The provisions of this Article shall not apply to any Information that the party can demonstrate by written evidence was in the public domain through no unlawful action or omission by such party or obtained from third parties not bound by law or confidentiality agreements to maintain the confidentiality thereof or in its possession prior to receipt from the other party or was independently developed by it.

    e) Obligations to Disclose. This Article shall not prohibit the Parties from disclosing under legally enforceable obligations any Information required to be disclosed to any governmental authorities and shall not prohibit the Parties from disclosing general financial and technical information in order to obtain funding or other financial advantages from any authority or institution or corporation or for the relevant party to exercise its rights and perform its obligations in respect of the Technology License or to otherwise carry on its business in the ordinary course, provided that the party being obligated or intending to make such disclosure shall inform the other party in writing and use its best efforts and legal action to avoid such disclosure.

9) ARTICLE IX - Term. This Agreement and the Technology License shall remain in full force and effect from the Effective Date until expiration or earlier termination under Article X. Unless terminated earlier pursuant to the terms of this Agreement, this Agreement and the Technology License shall expire no earlier than the end of any Royalty Period and/or the end of contract manufacturing obligations set forth in this Agreement, provided that the licenses granted hereunder shall survive the expiration of this Agreement except as expressly stipulated in Article X (c) (i) or
    (ii).

                                    Page-13

10)  Article X - Dispute Resolution - Termination - Arbitration.

     a) Disputes Regarding Royalties. Notwithstanding any other provision of this Agreement to the contrary, in the event of any unresolved dispute regarding the amount of any royalty payment allegedly due under or pursuant to this Agreement, the Parties shall agree in commercial good faith on the appointment of an internationally recognized firm of independent certified public accountants, who shall audit the books and records of the party whose records gave rise to the dispute, and determine the amount, if any, of the disputed royalty payment or payments, which determination shall be final and legally binding on the Parties for all purposes of this Agreement. If the Parties are unable to agree on such a firm of public accountants, such a firm shall be appointed by the Chairman, President or the highest officer at such time of the International Chamber of Commerce, Paris. The Party alleging an insufficient payment of royalties shall bear the cost of any audit conducted pursuant to this Section if such audit concludes the royalties actually paid were no more than five percent (5%) below the amount determined by the third party accountant to be due hereunder. Should the audit conclude the royalties actually paid were more than five percent (5%) below the amount that should have been paid hereunder, then in such event the Party owing such royalty shall immediately pay the proper royalty amount, and shall pay the entire cost of the audit.

     b) Non-Royalty Disputes. Any controversy or dispute among the Parties (not related to the amount of royalty payments which shall be resolved as set forth above) and which involve the construction, application, conditions and/or obligations of this Agreement (including but not limited to a termination for breach, or termination for cause), or any claims arising out of or relating to this Agreement or the material breach thereof, shall first be attempted to be settled through good faith negotiations. Senior management level representatives of each party directly responsible for the matters underlying the controversy shall use their best efforts to meet as reasonably requested in writing by the complaining party to resolve the controversy or dispute. Such senior parties shall meet at a mutually agreed time and place within twenty (20) business days of receipt a notice of dispute. They shall use best efforts to discuss the controversy or dispute and negotiate in good faith for a period of at least thirty (30) business days in an effort to resolve the controversy and prior to the sending of any notice of default and/or termination as set forth in this Agreement.

     c) Alternative Dispute Resolution and Termination. Subsequent to completing good faith negotiations set forth in subparagraph "b" immediately above, should a dispute not involving royalties remain, then the Parties shall initiate and attempt to complete within three
         (3) months alternative dispute resolution procedures (which may include but are not limited to mediation and/or arbitration) in an effort to resolve the dispute. Should the Parties fail to resolve the dispute within said three (3) month period using alternative dispute resolution procedures, then a Party may elect to:

                                    Page-14

         i) Terminate for Material Breach. In the event of a material breach or default (including by way of illustration but not limitation, the failure to pay any amount when due and/or any unauthorized licensing of any rights hereunder) by a party and/or an authorized sublicensee of a Party to this Agreement (collectively, the "Defaulting Party") in the performance of respective duties, obligations or undertakings set forth in this Agreement, the non-defaulting party (the "Non-Defaulting Party") may terminate this Agreement pursuant to the notice and cure provisions set forth in paragraph 10(d).

        ii) Terminate Due to Bankruptcy. Either Party may terminate this Agreement, the Technology License and other obligations/rights set forth in this Agreement, if at any time either party is adjudged by a court of law to be bankrupt or insolvent, or files a petition in bankruptcy or an answer admitting the material facts recited in such petition if filed by another, or is put or decides to go into dissolution or liquidation, or otherwise discontinues its business, makes an assignment for the benefit of its creditors or enters into any other general arrangement with its creditors, becomes insolvent, or has a trustee, receiver, liquidator, or custodian of any kind appointed to administer any substantial amount of its property, or is placed or enters into any comparable situation under the laws of any other nation, or any state or province in which its operations may be conducted, or otherwise seeks to take advantage of any bankruptcy or insolvency statute now or hereafter in effect in any such location.

     d) Termination Procedure. A Non-Defaulting Party electing to terminate this Agreement shall have first complied in all respects with the dispute resolution procedures set forth in paragraphs 10(b) and 10(c). Upon completing such procedures a Non-Defaulting Party electing to terminate shall:

         i) deliver written notice of material default or termination to the Defaulting Party. Such notice of material default or termination shall identify the specific material breach or default involved. If within ninety (90) days after the date of such notice of material default or termination the Defaulting Party receiving such notice shall not have completely remedied, or commenced diligently to substantially remedy the material breach or default to the reasonable satisfaction of the Non-Defaulting Party and within a commercially reasonable time, the Non-Defaulting Party shall have the right, in addition to any other right, remedy or benefit it may have under this Agreement to terminate this Agreement.

                                    Page-15

        ii) The Non-Defaulting Party completing the notice requirements set forth in subparagraph "(i)" immediately above, may terminate this Agreement by delivering a final written notice of termination to the Defaulting Party. Such written notice of termination shall be effective after receipt by the Defaulting Party and five (5) days after the date set forth on such notice of termination.

     e)  Effect of Termination.  Upon termination of this Agreement:

         i) The rights under the Technology License granted by the Non-Defaulting Party to the Defaulting Party under this Agreement shall immediately terminate and shall immediately revert to, and vest in, the Non-Defaulting Party. Provided, however, the Non-Defaulting Party may, in its sole discretion, elect that certain rights it granted under this Agreement may survive such termination. Upon termination, any rights granted under this Agreement by the Defaulting Party to the Non-Defaulting Party shall survive for the duration of such rights, and remain vested in the Non-Defaulting party, and any authorized sublicensee of the Non-Defaulting Party. It is the intention and agreement hereof that a Defaulting Party (including but not limited to its subcontractors, agents, employees, shareholders, sublicensees, or any person or entity in any way affiliated with, or related to the Defaulting Party) shall after termination hereof have absolutely no interest whatsoever in rights previously granted to it by the Non-Defaulting Party unless the Non-Defaulting Party elects to preserve such rights and so states in its notice of termination. Accordingly, from the effective date of said termination of such rights, unless authorized by the Non-Defaulting Party, no such rights may be exercised in any way, in whole or in part, by the Defaulting Party or any person or entity with whom the Defaulting Party shall have entered into any agreement or understanding relating (including any authorized sublicensee of the Defaulting Party) in any way to the Technology License or any of the rights granted under this Agreement whether or not such agreement or understanding shall have been approved by either party.

        ii) Except and to the extent that the Defaulting Party has lawfully acquired or is lawfully able to exercise such rights, the Defaulting Party and/or any sublicensee shall, unless specifically authorized by the Non-Defaulting Party, cease forthwith the manufacture, sale and distribution of any products (including but not limited to any FRAM Products) under the Technology License and not use further, except as herein provided, and return to the Non-Defaulting Party specifications, data sheets, drawings, designs, photographs, photostats, negatives, undeveloped film, tape recordings and other electronic records, writing in any language and any other documents or materials furnished to the Defaulting party, including without

                                    Page-16
             limitation any and all notes and written or electronic transcriptions received from the Non-Defaulting Party on any part of the Ramtron FRAM Technology, the Infineon Background Technology or Infineon Improvements and destroy any and all similar materials in any way, in whole or in part, based thereof, as well as any and all similar materials which in any way contain, reflect or relate to any of the Ramtron FRAM Technology.

       iii) The Defaulting Party shall offer in writing to the Non-Defaulting Party the right to purchase any or all Standard FRAM Products, or products incorporating Infineon Background Technology and/or Infineon's Improvements, which are unsold at the time of such termination and for which the Defaulting Party has no other obligations of delivery to any third party. The price for such goods shall not be less favorable than the price offered to third parties. If the Non-Defaulting Party does not accept any such offer within seven (7) days following receipt then it shall be deemed to have declined same.

        iv) Sale of Inventory. Notwithstanding any other provision in this Agreement to the contrary, after termination of this Agreement, a Defaulting Party and/or its authorized sublicensee shall be entitled to sell existing units of FRAM Products which are in that Party's or its sublicensees' (as the case may be) inventory or in production or for which binding delivery obligations exist on the date of such termination, if any, but only to existing customers of that Party or sublicensee as of the date of termination. Royalties shall be payable to on any Net Sales in accordance with Article II of this Agreement. Should a Defaulting Party and/or its sublicensee derive any profit from the sale of any such products after termination due to its default, then any such profit shall be paid to the Non-Defaulting Party.

     f)  Final Resolution.   Any dispute or claim arising out of or in
         connection with this Agreement which has not be resolved pursuant to this Article, shall be finally settled either through alternative dispute resolution procedures mutually agreed to by the Parties. If no such alternative dispute resolution procedure(s) is agreed to by the Parties, then the dispute shall be resolved by binding final arbitration in Switzerland under the Rules of Arbitration of the International Chamber of Commerce by three (3) arbitrators appointed in accordance with those rules. The arbitrators will apply Swiss law to the merits of any dispute or claim, without reference to conflict of law principles. Judgment of the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the Parties may apply to any court of competent jurisdiction for temporary or preliminary injunctive relief without breach of this arbitration provision.

                                    Page-17

     g)  Survival.  Articles 2, 5, 6, 7(b), 7(c), 7(d), 8, 10, 11, and 12 of
         this Agreement shall permanently survive the expiration of this Agreement. The licenses granted hereunder shall survive any expiration of this Agreement. Should this Agreement be terminated pursuant to its terms, then the licenses may survive, but only at the election of the Non-Defaulting Party.

11)  ARTICLE XI - Governmental Requirements.

     a) Compliance With Laws. In performing their respective duties hereunder and in carrying out their activities under the Technology License, the Parties shall comply with all applicable laws, regulations, procedures, and non-appealable (to the extent legally obligated) ordinances and rulings of any governmental authority having jurisdiction over Infineon, Ramtron, Infineon's use of the Technology License, Ramtron's use of Infineon's Background Technology and/or Infineon's Improvements, or Infineon's design, manufacture, use, sale, lease or distribution of FRAM Products.

     b) Governmental Approvals. Either Party shall be responsible for obtaining any necessary approval of this Agreement by any governmental authorities having jurisdiction over its activities pursuant to this Agreement and to obtain the consent of any governmental authorities to the remittance of payments under this Agreement in accordance with its terms, in the event that any such consent should become necessary.

     c) Exports. Without limitation of any other provision of this Agreement, neither Party shall, without receiving the prior authorization of the United States Office of Export Administration or other appropriate governing body exercising controls over exports and re-exports of United States or any other country's goods and technical data, export or re-export directly or indirectly any technical data included in FRAM Products or the Ramtron FRAM Technology or Infineon Background Technology or Infineon Improvements, as the case may be, to any country or area forbidden to such exports under United States law or regulation, or any other country's law or regulation.

     d)  Payments and Taxes.

         i) Payments. Any and all payments of every kind, which may be payable by any Party under the terms of this Agreement shall be paid in immediately available funds in United States dollars at such bank as the Party entitled to receive such funds may from time to time designate in writing.

                                    Page-18

        ii) Taxes. Any and all taxes [including withholding taxes payable to any country other than the United States (in the case of Ramtron), or Germany (in the case of Infineon)], duties, excises and imposts payable with respect to any sums due either Party under this Agreement, shall be borne and discharged by the other Party, and no part thereof shall be deducted from the amounts otherwise payable under any provision of this Agreement, all of said amounts to be net, free and clear of any and all deductions under any and all conditions whatever.

             Any and all taxes, charges and/or other duties (hereinafter "Taxes") imposed on either Party (the "Recipient") with respect to any payments to be made by or to the other Party (the "Payer") under or in connection with this Agreement, shall be borne and paid by Recipient, provided that any value added tax, if applicable, may be added to the license fees agreed upon above.

             If required by the laws of the Federal Republic of Germany, Infineon may deduct Taxes imposed in Germany on Ramtron with respect to such payments from the payments and pay such Taxes on behalf of Ramtron. To the extent Infineon has so deducted and paid Taxes on behalf of Ramtron, Infineon shall, if so requested by Ramtron, submit to Ramtron official tax receipts issued by the German tax authorities and evidencing the payment by Infineon of Taxes in Germany on behalf of Ramtron.

             To the extent the Double Taxation Convention between the Federal Republic of Germany and the United States entitles Ramtron to claim a reduction of or an exemption from Taxes imposed on and to be paid by Ramtron according to the laws of the Federal Republic of Germany, Infineon shall use reasonable efforts to support Ramtron in obtaining a tax reduction/exemption certificate (or the like) from the German tax authorities, if so required by the aforementioned Double Taxation Convention and/or German tax law to validate the aforementioned claim for tax reduction/exemption. As long as Infineon has not received copy of such tax reduction/exemption certificate from Ramtron, the regulations of the foregoing paragraph shall apply.

12)  ARTICLE XII -  Miscellaneous

     a) Authorized Successors, Assigns - Binding Effect. The rights, benefits and obligations of the Parties under this Agreement shall be binding upon, accrue to, and only run in favor of successors and assigns specifically authorized and approved pursuant to this Agreement.

                                    Page-19

     b) Assignments. Except as specifically and expressly provided in this Agreement and notwithstanding the provisions authorizing sublicensing herein, no Party shall make or purport to make any assignment, transfer or conveyance, in whole or in part, of its rights and obligations under this Agreement without the prior written consent of the other Party, such consent to be within the other Party's sole discretion. Notwithstanding anything herein to the contrary:

         i) provided Infineon elects to transfer, sell or assign all of its interest in its business related to FRAM Products ("Infineon's FRAM Business"), then Infineon may, without prior approval from Ramtron, assign all of its right, title and interest in this Agreement to the transferee, purchaser, assignee of Infineon's FRAM Business. In such event, should Infineon have executed
                    **         authorized pursuant to this Agreement prior
             to the sale of Infineon's FRAM Business, then such    **
                 **    shall survive the sale of Infineon's FRAM Business.
             Conversely, should Infineon complete the sale of Infineon's FRAM
             Business prior to executing            **          as authorized
             in this Agreement, then in such event such sublicense   **
             shall have lapsed and may not be exercised by Infineon's successor-in-interest to Infineon's FRAM Business.

        ii) provided Ramtron elects to transfer, sell or assign all of its interest in its business related to FRAM Products ("Ramtron's FRAM Business"), then Ramtron may, without prior approval from Infineon, assign all of its right, title and interest in this Agreement to the transferee, purchaser, assignee of Ramtron's FRAM Business. In such event, should Ramtron have executed a sublicense agreement authorized pursuant to this Agreement prior to the sale of its Ramtron FRAM Business, then such sublicense agreement shall survive the sale of Ramtron's FRAM Business. Conversely, should Ramtron complete the sale of Ramtron's FRAM Business prior to executing all sublicense agreements as authorized in this Agreement, then in such event the right to enter into such sublicenses shall have lapsed and may not be exercised by Ramtron's successor-in-interest to Ramtron's FRAM Business.

     c) Governing Law. This Agreement shall take effect under, be construed and enforced according to, and be governed by the laws in force in Switzerland, without reference to conflict of laws principles.

     d) Severability. The provisions of this Agreement are severable. If any provision or part of this Agreement shall be held by any court or other official body of competent jurisdiction to be invalid or unenforceable for any reason, the remaining provision or parts hereof shall continue to be given effect and shall bind the Parties hereto unless the unenforceability or illegality has the consequence of substantially altering the respective rights and obligations of the Parties hereto.

                                    Page-20

     e) No Partnership or Other Relationship Created. The Parties are not, nor shall any party hold itself out to be, the partner, agent, joint venturer, employee or independent contractor of the other for any purpose whatever, nor shall any legal or fiduciary relationship between them, other than as may be explicitly provided in this Agreement, exist by virtue of this Agreement. No party shall be or become liable for any representation, act or omission of the other as a consequence of this Agreement and no party is authorized to create any such liability on behalf of the other. This Agreement is not for the benefit of any third party and shall not of itself be deemed to give any right or remedy to any third party for any purpose whatever.

     f) Waivers. Any waiver exercised under any provision of this Agreement shall not be deemed a general waiver with respect to any other provision of this Agreement, and no failure to exercise and no delay in exercising, any right, power or privilege hereunder shall operate as a waiver thereof, except where specified to the contrary herein, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or of any other right, power or privilege. The rights and remedies provided herein are, and shall be interpreted to be, cumulative and not exclusive of any other rights provided by law or otherwise.

     g) Notices. All notices permitted or required to be given to the Parties of this Agreement shall be in writing, delivered personally, or sent by certified or registered mail (return receipt required, postage prepaid), by air freight (return receipt requested), or by facsimile transmission (with receipt acknowledgment requested) addressed to the respective party at its usual and principal place of business. Such notices shall be deemed to have been effectively given and received on the day of delivery if delivered personally, by facsimile transmission or air freight.

     h) Entire Agreement. This Agreement contains the entire and only agreement of Infineon and Ramtron with respect to the Technology License and other matters set forth in this Agreement. This Agreement supersedes entirely any and all other agreements, either oral or written, between the Parties with respect to the Technology License and other matters set forth in this Agreement. Infineon and Ramtron acknowledge that neither party has any claims against the other under, or arising from, any prior understanding or document. No agreement, statement or promise relating to the subject matter of this Agreement, which is not contained herein, shall be valid or binding.

     i) Changes or Amendment. This Agreement shall be amended or supplemented only by written instrument duly executed by or on behalf of the Parties hereto, and if and when so supplemented or amended, shall include all such supplements and any amendments. Any change, revision, termination or attempted waiver of any of the provisions contained in this Agreement shall not be binding unless evidenced by a writing signed by both Parties.

                                    Page-21

     j) Attorneys' Fees. In the event of any controversy, claim or dispute between the Parties hereto arising out of or relating to this Agreement settled by arbitration, the prevailing party shall be entitled to recover and shall collect from the losing party reasonable expenses, including attorneys' fees and costs.

     k) Force Majeure. If the performance by any party of any of its obligations under this Agreement shall be in any way prevented, interrupted, or hindered as a result of any force majeure, including, without limitation, war, civil disturbance, strike or other labor disturbance, lockout, legislation or restriction of any governmental or other authority, fire, unavailability of materials or finished goods, delay of carriers or any other similar circumstances (other than financial difficulties) beyond the reasonable control of such party, the obligations of the party concerned shall be wholly or partially suspended during the continuance and to the extent of such prevention, interruption or hindrance, provided however, that local commercial unavailability of materials or finished goods shall not alone constitute force majeure for purposes hereof if such materials or finished goods are otherwise (even if at a higher cost) available. A party unable to perform timely its obligations under this Agreement due to any of the foregoing reasons must take all reasonable steps to remedy its nonperformance or delay its performance with the least possible delay and by doing whatever may reasonable be done to mitigate the adverse affect of its nonperformance upon the other party of this Agreement.

     l) Headings. The headings of the Sections of this Agreement have been inserted for convenience or reference only and shall in no way affect the interpretation of any of the terms or conditions of this Agreement.

     m) Signatures. The Parties represent and warrant that the execution of this Agreement has been duly authorized by all necessary corporate action including, without limitation, approval by the respective Boards of Directors of each party, and that this Agreement constitutes a legally binding and enforceable obligation of the respective Parties herein.

     n) Facsimile Transmission(s): The Parties acknowledge and consent that transmission via facsimile of this Agreement with signature(s) apparently affixed thereon shall be conclusive evidence of a Party's intent to be bound in all respects hereto, and that each Party may so rely on the apparent authenticity and authority represented by such signature(s). The Parties covenant to immediately follow-up the sending of a facsimile transmission by sending via overnight mail an original of any such document executed and transmitted via facsimile.

                                    Page-22

     o) Share Purchase Agreement. Notwithstanding anything in this Agreement to the contrary, should Ramtron or Infineon terminate that certain Share Purchase Agreement, dated as of the date hereof, between Ramtron and Infineon, pursuant to Section 6.5 thereof, then this Agreement shall automatically terminate effective upon such termination of the Share Purchase Agreement. In such event, any consideration previously tendered by a Party under this Agreement (to the extent not due under the Technology License Agreement of even date herewith) shall be returned to that respective Party.

IN WITNESS WHEREOF, the undersigned Parties to this Agreement have executed this document as of the date and year first written above.

Ramtron International Corporation
A Delaware Corporation, USA

/S/  L. David Sikes
-----------------------------
By: L. David Sikes
Title: Chairman and CEO
Date: December 14, 2000

Infineon Technologies AG
A German Corporation, Federal Republic of Germany

By: /S/ Klaus Fleischmann
---------------------------
Name: Klaus Fleischmann
Title: Sr. Director Business Development
Date:  December 14, 2000

Infineon Technologies AG
A German Corporation, Federal Republic of Germany

By: /S/ Horst Meyer
---------------------------
Name:  Horst Meyer
Title:  Corporate Legal Counsel
Date: December 14, 2000
                                    Page-23